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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Form 8-K/A No.2 dated December 11, 1997 and incorporation by reference into the Registrant's previously filed Registration Statement on Form S-3 (File No. 333-43641) of our report dated February 17, 1998 on our audit of the combined historical statement of revenues and certain expenses of the 1997 Acquisition VIII Properties for the year ended December 31, 1996.









                                                     COOPERS & LYBRAND L.L.P.


Chicago, Illinois
February 25, 1998